Exhibit 99.1

Emerald Oil Reports First Quarter 2015 Financial and Operational Results; Re-Determined Borrowing Base and Amendment to Credit Facility

DENVER, CO – May 4, 2015 --- Emerald Oil, Inc. (NYSE MKT: EOX) (“Emerald” or the “Company”) today announced financial and operational results for the quarter ended March 31, 2015.

Highlights

•	First quarter production of 424,318 BOE increased 88% as compared to 225,905 BOE in the first quarter of 2014. Daily production averaged 4,715 BOEPD, 14% above the midpoint and 10% above the high end of Emerald’s first quarter 2015 guidance range;
•	Completed semi-annual borrowing base redetermination resulting in an elected commitment of $200 million;
•	Semi-annual redetermination includes an expanded total debt to EBITDA covenant of 5.0x and a new senior secured debt to EBITDA covenant of 2.5x;
•	Hedging update: Recently initiated 2015 crude oil floors at $55.00 for 4,000 Bbl/d and 2016 crude oil floors at $60.00 for 3,000 Bbl/d while retaining all upside to future crude oil price increases
•	First quarter oil and gas revenue of $14.5 million;
•	First quarter Adjusted EBITDA of $7.4 million;
•	First quarter Adjusted net income (loss) attributable to common stockholders of $(6.4) million or $(0.07) per share.

First Quarter 2015 Production

For the first quarter of 2015, Emerald’s total production volumes on a BOE basis increased 88% as compared to the first quarter of 2014. During the first quarter of 2015, Emerald realized a $47.81 average price per Bbl of oil (including settled derivatives) compared to an $83.56 average price per Bbl of oil during the first quarter of 2014.

	Quarter Ended March 31,
	2015	2014
Sales Volume (Total)
Oil (Bbls)	405,246	213,978
Gas (Mcf)	114,434	71,561
Sales volumes (Boe)	424,318	225,905

Average Daily Sales
Oil (Bbls)	4,503	2,378
Gas (Mcf)	1,272	795
Sales volumes (Boe)	4,715	2,510

Average Sales Prices
Oil (Bbl)	$34.69	$86.15
Effect of Settled Oil Derivatives	13.12	(2.59)
Oil Net of Settled Derivatives (Bbl)	$47.81	$83.56
Gas (Mcf)	$4.06	$8.86
Barrel of Oil Equivalent with Settled Derivatives	$46.75	$81.96

Financial Results

Revenues from sales of oil and natural gas for the first quarter of 2015 were $14.5 million compared to $19.1 million for the same period in 2014. The decrease was due to lower realized crude oil prices during the first quarter of 2015. Crude oil revenue accounted for approximately 97% of oil and natural gas sales.

Lease operating expenses for the first quarter of 2015 were $5.7 million compared to $2.6 million for the same period in 2014. On a per unit basis, lease operating expenses were $13.33 per BOE in the first quarter of 2015 compared to $11.57 per BOE in the first quarter of 2014. Emerald also incurred non-recurring workover expenses for the first quarter of 2015 of $2.1 million, or $4.87 per BOE. The workover expense was associated with the completion of rod pump installation throughout the entirety of Emerald’s producing acreage position.

General and administrative expenses for the first quarter of 2015 were $4.8 million compared to $8.5 million for the same period in 2014. On a per unit basis, G&A expenses were $7.45 per BOE in the first quarter of 2015 compared to $21.23 per BOE in the first quarter of 2014. Share-based compensation expenses, which are included in G&A expense, totaled $1.6 million in the first quarter of 2015 compared to $3.7 million for the same period in 2014.

Adjusted EBITDA was $7.4 million for the first quarter of 2015, as compared to $9.0 million for the same period in 2014. Adjusted Net Income (Loss) was $(6.4) million for the first quarter of 2015. Emerald recognized an $85.3 million non-cash impairment expense for the quarter ended March 31, 2015 due primarily to the substantial declines in commodity prices. Adjusted EBITDA and Adjusted Net Income are non-GAAP financial measures. For additional information please refer to the reconciliation of these measures at the end of this news release.

Update to Revolving Credit Facility and Hedging Activity

Emerald’s lending syndicate approved an amendment to the Company’s senior secured credit facility. The amendment includes a new senior secured debt to EBITDA covenant of 2.5x, and an expanded total debt to EBITDA covenant of 5.0x through June 30, 2016, and 5.5x for the remainder of 2016. Additionally, as part of the semi-annual borrowing base redetermination, the banks approved a $200 million borrowing base.

Oil volume floors were recently added for the balance of 2015 and 2016 due to the recent rally in oil prices. Emerald is currently floored through the end of 2016 at the maximum capacity allowed under the revised borrowing base. This option structure allows Emerald to retain all future upside to crude oil prices while eliminating downside risk.

Period	Oil (Bbls/d)	Put Floor
2015 & 2016 Crude Oil Puts
May 1, 2015 – December 31, 2015	4,000	$55.00
January 1, 2016 – December 31, 2016	3,000	$60.00

Convertible Notes Update

At the end of the first quarter of 2015 we had $151.5 million outstanding of our 2% convertible notes that mature in April 2019. Due to the credit facility amendments and the initiation of crude oil floors, we do not anticipate that any further conversions of the notes will occur below the original $8.78 conversion price, nor do we expect that the notes will be retired before their maturity.

Management Comments

McAndrew Rudisill, Emerald’s Chief Executive Officer, stated, “Emerald’s operations team continues to outperform our internal expectations. We recently completed two of the best wells ever brought online by Emerald. The intial production results of these two wells are a direct result of a modified plug and perf slick water fracture stimulation design that effectively increases stage count and increases near well bore complexity of the frac. This new frac design will be implemented on the balance of our wells in 2015 and we anticipate generating higher EURs per well at a lower cost per frac job which increases our rate of return per well substantially. This is the most encouraging initial well data we’ve seen to date and could add between 10%-20% to the EURs of our new wells.

The positive result of the borrowing base redetermination and covenant amendment was a function of our meaningful reserve growth in 2014 and a strong relationship with our lending group that supports the Company’s current and future development plans. We have a financial platform that allows us to plan for production growth throughout the remainder of 2015 and 2016 because of the expanded debt covenants, high interest coverage and newly initiated crude oil floors. We anticipate that the combination of 25%-30% well cost reductions and crude oil floors has the potential to allow Emerald to achieve double digit rates of return at the wellhead at current crude oil prices. We are internally reviewing our 2015 back end production guidance due to recent well performance associated with drilling and completion work experienced in the Williston Basin. I could not be more pleased with how our entire team has handled this shock in the crude oil market and firmly believe that we are now positioned to start profitably growing.”

Conference Call

Emerald will host a conference call on Tuesday, May 5, 2015 at 10:00 a.m. Eastern Time (8:00 a.m. Mountain Time) to discuss financial and operational results for the quarter end.

Emerald Oil, Inc. 1Q2015 Financial and Operational Results Conference Call
Date:	Tuesday, May 5, 2015
Time:	10:00 a.m. Eastern Time
9:00 a.m. Central Time
8:00 a.m. Mountain Time
7:00 a.m. Pacific Time
Webcast:	Live and rebroadcast over the Internet at the Emerald Oil website
Website:	www.emeraldoil.com
Telephone Dial-In:	877-407-8831 (toll-free) and 201-493-6736 (international)

Telephone Replay:	Available through Tuesday, August 12, 2014
877-660-6853 (toll-free) and 201-612-7415 (international)
Passcode: 413333

About Emerald

Emerald is an independent exploration and production operator that is focused on acquiring acreage and developing wells in the Williston Basin of North Dakota and Montana, targeting the Bakken and Three Forks shale oil formations and Pronghorn sand oil formation. Emerald is based in Denver, Colorado. More information about Emerald can be found at www.emeraldoil.com.

Forward-Looking Statements

This press release may include “forward-looking statements” within the meaning of the securities laws. All statements other than statements of historical facts included herein may constitute forward-looking statements. Forward-looking statements in this document may include statements regarding the Company’s expectations regarding the Company’s operational, exploration and development plans; expectations regarding the nature and amount of the Company’s reserves; and expectations regarding production, revenues, cash flows and recoveries. When used in this press release, the words "will," "potential," "believe," "estimate," "intend," "expect," "may," "should," "anticipate," "could," "plan," "predict," "project," "profile," "model," or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, fluctuations in oil and natural gas prices, uncertainties inherent in estimating quantities of oil and natural gas reserves and projecting future rates of production and timing of development activities, competition, operating risks, acquisition risks, liquidity and capital requirements, the effects of governmental regulation, adverse changes in the market for the Company’s oil and natural gas production, dependence upon third-party vendors, and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission.

Corporate Contact:

Emerald Oil, Inc.

Mitch Ayer

Vice President- Finance & Investor Relations

(303) 595-5600

info@emeraldoil.com

www.emeraldoil.com

EMERALD OIL, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$1,422,771	$12,389,230
Restricted Cash	2,000,000	—
Accounts Receivable – Oil and Natural Gas Sales	6,263,180	7,203,455
Accounts Receivable – Joint Interest Partners	14,314,379	31,842,464
Other Receivables	302,043	980,317
Prepaid Expenses and Other Current Assets	557,315	289,061
Fair Value of Commodity Derivatives	—	5,044,125
Total Current Assets	24,859,688	57,748,652
PROPERTY AND EQUIPMENT
Oil and Natural Gas Properties, Full Cost Method, at Cost:
Proved Oil and Natural Gas Properties	612,426,922	593,472,170
Unproved Oil and Natural Gas Properties	167,249,727	166,708,263
Equipment and Facilities	10,296,682	6,086,896
Other Property and Equipment	2,824,118	2,583,372
Total Property and Equipment	792,797,449	768,850,701
Less – Accumulated Depreciation, Depletion and Amortization	(245,471,677)	(149,703,417)
Total Property and Equipment, Net	547,325,772	619,147,284
Restricted Cash	—	4,000,000
Debt Issuance Costs, Net of Amortization	5,405,452	5,779,125
Deposits on Acquisitions	—	140,173
Deferred Tax Asset, Net	1,813,561	1,813,796
Other Non-Current Assets	491,235	430,846
Total Assets	$579,895,708	$689,059,876
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts Payable	$48,017,693	$120,136,903
Accrued Expenses	5,865,788	11,267,831
Advances from Joint Interest Partners	1,764,280	2,577,247
Deferred Tax Liability, Net	1,813,561	1,813,796
Total Current Liabilities	57,461,322	135,795,777
LONG-TERM LIABILITIES
Revolving Credit Facility	109,683,000	75,000,000
Convertible Senior Notes	151,500,000	151,500,000
Asset Retirement Obligations	2,994,560	2,671,975
Warrant Liability	1,497,000	2,199,000
Total Liabilities	323,135,882	367,166,752

COMMITMENTS AND CONTINGENCIES

Preferred Stock – Par Value $.001; 20,000,000 Shares Authorized;
Series B Voting Preferred Stock – 5,114,633 Shares Issued and Outstanding at March 31, 2015 and December 31, 2014. Liquidation Preference Value of $5,115 as of March 31, 2015 and December 31, 2014.	5,000	5,000

STOCKHOLDERS’ EQUITY
Common Stock, Par Value $.001; 500,000,000 Shares Authorized, 107,929,271 and 77,828,613 Shares Issued and Outstanding at March 31, 2015 and December 31, 2014, respectively.	107,929	77,828
Additional Paid-In Capital	487,533,032	455,008,596
Accumulated Deficit	(230,886,135)	(133,198,300)
Total Stockholders’ Equity	256,754,826	321,888,124
Total Liabilities and Stockholders’ Equity	$579,895,708	$689,059,876

EMERALD OIL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2015	2014
REVENUES
Oil Sales	$14,056,032	$18,434,808
Natural Gas Sales	465,172	634,064
Net Gains (Losses) on Commodity Derivatives	273,175	(798,853)
Total Revenues	14,794,379	18,270,019
OPERATING EXPENSES
Production Expenses	7,722,154	2,617,244
Production Taxes	1,583,295	2,088,736
General and Administrative Expenses	4,795,525	8,492,004
Depletion of Oil and Natural Gas Properties	10,345,106	6,277,232
Impairment of Oil and Natural Gas Properties	85,264,000	—
Depreciation and Amortization	159,155	65,760
Accretion of Discount on Asset Retirement Obligations	49,579	15,720
Standby Rig Expense	1,546,604	—
Total Operating Expenses	111,465,418	19,556,696

LOSS FROM OPERATIONS	(96,671,039)	(1,286,677)

OTHER INCOME (EXPENSE)
Interest Expense	(1,693,551)	(172,086)
Warrant Revaluation Gain (Expense)	702,000	(196,000)
Other Income	256	3,676
Total Other Expense, Net	(991,295)	(364,410)

LOSS BEFORE INCOME TAXES	(97,662,334)	(1,651,087)

INCOME TAX PROVISION	—	—

NET LOSS	(97,662,334)	(1,651,087)

Net Loss Per Common Share – Basic and Diluted	$(1.04)	$(0.02)

Weighted Average Shares Outstanding – Basic and Diluted	93,939,729	66,171,875

EMERALD OIL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss	$(97,662,334)	$(1,651,087)
Adjustments to Reconcile Net Loss to Net Cash Provided By Operating Activities:
Depletion of Oil and Natural Gas Properties	10,345,106	6,277,232
Impairment of Oil and Natural Gas Properties	85,264,000	—
Depreciation and Amortization	159,155	65,760
Amortization of Debt Issuance Costs	373,673	60,433
Accretion of Discount on Asset Retirement Obligations	49,579	15,720
Net (Gains) Losses on Commodity Derivatives	(273,175)	798,853
Net Cash Settlements Received (Paid) on Commodity Derivatives	5,317,300	(553,383)
Warrant Revaluation (Gain) Expense	(702,000)	196,000
Share-Based Compensation Expense	1,633,580	3,695,303
Changes in Assets and Liabilities:
(Increase) Decrease in Trade Receivables – Oil and Natural Gas Revenues	940,275	(95,691)
Decrease in Accounts Receivable – Joint Interest Partners	17,528,085	676,699
Decrease in Other Receivables	678,274	331,655
Increase in Prepaid Expenses and Other Current Assets	(268,254)	(152,328)
(Increase) Decrease in Other Non-Current Assets	(60,390)	130,437
Increase in Accounts Payable	2,727,873	1,437,236
Decrease in Accrued Expenses	(4,143,097)	(1,933,484)
Decrease in Other Non-Current Liabilities	—	(5,204)
Increases (Decrease) in Advances from Joint Interest Partners	(812,967)	933,262
Net Cash Provided By Operating Activities	21,094,683	10,227,413
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of Other Property and Equipment	(240,746)	(389,076)
Restricted Cash Released	2,000,000	11,000,512
Payments of Restricted Cash	—	(2,648,721)
(Decrease) Increase in Deposits for Acquisitions	140,173	(237,402)
Use of Prepaid Drilling Costs	—	—
Proceeds from Sale of Oil and Natural Gas Properties, Net of Transaction Costs	—	238,069
Investment in Oil and Natural Gas Properties	(97,974,548)	(133,570,168)
Net Cash Used For Investing Activities	(96,075,121)	(125,606,786)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Issuance of Convertible Senior Notes, Net of Transaction Costs	—	167,111,252
Proceeds from Issuance of Common Stock, Net of Transaction Costs	29,353,563	—
Advances on Revolving Credit Facility and Term Loan	50,000,000	35,000,000
Payments on Revolving Credit Facility	(15,317,000)	(35,000,000)
Cash Paid for Finance Costs	(22,584)	(24,605)
Net Cash Provided by Financing Activities	64,013,979	167,086,647
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(10,966,459)	51,707,274
CASH AND CASH EQUIVALENTS – BEGINNING OF PERIOD	12,389,230	144,255,438
CASH AND CASH EQUIVALENTS – END OF PERIOD	$1,422,771	$195,962,712
Supplemental Disclosure of Cash Flow Information
Cash Paid During the Period for Interest	$506,259	$—
Cash Paid During the Period for Income Taxes	$—	$—
Non-Cash Financing and Investing Activities:
Oil and Natural Gas Properties Included in Account Payable	$33,110,241	$74,798,660
Stock-Based Compensation Capitalized to Oil and Natural Gas Properties	$331,033	$660,969
Asset Retirement Obligation Costs and Liabilities	$273,006	$375,740

In addition to reporting net income (loss) as defined under GAAP, we also present Adjusted EBITDA, which we define as net earnings before interest, income taxes, depletion, depreciation, and amortization, accretion of discount on asset retirement obligations, impairment of oil and natural gas properties, net gain on acquisition of business, net gain on sale of oil and natural gas properties, net gain (loss) from mark-to-market on commodity derivatives, less cash settlements received (paid) and non-cash expenses relating to share-based payments recognized under ASC Topic 718 and the other items described in the table below. Adjusted EBITDA is a non-GAAP performance measure. Adjusted EBITDA does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss) (its most directly comparable GAAP measure), and our calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, we believe the measure is useful in evaluating our fundamental core operating performance. We also believe that Adjusted EBITDA is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Our management uses Adjusted EBITDA to manage our business, including in preparing our annual operating budget and financial projections. Our management does not view Adjusted EBITDA in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net loss to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
	2015	2014
Net loss	$(97,662,334)	$(1,651,087)
Impairment of oil and natural gas properties	85,264,000	—
Interest expense	1,693,551	172,086
Accretion of discount on asset retirement obligations	49,579	15,720
Depletion, depreciation and amortization	10,504,261	6,342,992
Stock-based compensation	1,633,580	3,695,303
Warrant revaluation (gain) expense	(702,000)	196,000
Net (gains) losses on commodity derivatives	(273,175)	798,853
Net cash settlements received (paid) on commodity derivatives	5,317,300	(553,383)
Standby rig expense	1,546,604	—
Adjusted EBITDA	$7,371,366	$9,016,484

In addition to reporting net income (loss) as defined under GAAP, we also present “adjusted income (loss)”, which we define as net earnings before the effect of any impairment of oil and natural gas properties, unrealized gain (loss) from mark-to-market on commodity derivatives, mark-to-market on our warrant liability, share-based compensation expense and the other items described in the table below. Adjusted income (loss) is a non-GAAP performance measure. Adjusted income (loss) does not represent, and should not be considered an alternative to GAAP measurements, such as net income (loss), and our calculations thereof may not be comparable to similarly titled measures reported by other companies. By eliminating the items described below, we believe the measure is useful in evaluating our fundamental core operating performance. We also believe that adjusted income (loss) is useful to investors because similar measures are frequently used by securities analysts, investors, and other interested parties in their evaluation of companies in similar industries. Our management uses adjusted income to manage our business, including in preparing our annual operating budget and financial projections. Our management does not view adjusted income (loss) in isolation and also uses other measurements, such as net income (loss) and revenues to measure operating performance. The following table provides a reconciliation of net income (loss), to adjusted income (loss) for the periods presented:

	Three Months Ended March 31,
	2015	2014
Net loss	$(97,662,334)	$(1,651,087)
Impairment of oil and natural gas properties	85,264,000	—
Net (gains) losses on commodity derivatives	(273,175)	798,853
Net cash settlements received (paid) on commodity derivatives	5,317,300	(553,383)
Warrant revaluation (gain) expense	(702,000)	196,000
Stock based compensation expense	1,633,580	3,695,303
Adjusted income (loss)	$(6,422,629)	$2,485,686

Weighted average shares – basic	93,939,729	66,171,875

Weighted average shares outstanding – basic	$(0.07)	0.04